UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

McGRATH RENTCORP

(Exact name of registrant as specified in its charter)

California	0-13292	94-2579843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Las Positas Road, Livermore, California	94551-7800
(Address of principal executive offices)	(Zip Code)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On March 31, 2016, McGrath RentCorp (the “Company”) entered into a credit agreement with Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and lender, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Sole Lead Arranger and Sole Book Runner, MUFG Union Bank, N.A. as Syndication Agent and lender, Wells Fargo Bank, N.A., as Co-Documentation Agent and lender, U.S. Bank National Association, as Co-Documentation Agent and lender, and other lenders named therein (the “Credit Facility”). The Credit Facility provides for a $420.0 million unsecured revolving credit facility (which may be further increased to $620,000,000 by adding one or more tranches of term loans and/or increasing the aggregate revolving commitments), which includes a $25.0 million sublimit for the issuance of standby letters of credit and a $10.0 million sublimit for swingline loans. The proceeds of the Credit Facility will be available to be used for working capital, capital expenditures, capital stock repurchases, permitted acquisitions, which include non-hostile acquisitions for a purchase price of up to 1.25 times the Company’s pre-acquisition Consolidated EBITDA (as defined in the Credit Facility) for the prior fiscal year, and other lawful corporate purposes. The Credit Facility permits the Company’s existing indebtedness to remain, which includes the Company’s $12.0 million Treasury Sweep Note due March 31, 2021, the aggregate principal of which may be refinanced, refunded, renewed, extended and increased to $15.0 million, and the aggregate outstanding principal amount of the Company’s existing senior notes issued pursuant to the Note Purchase and Private Shelf Agreement with Prudential Investment Management, Inc., dated as of April 21, 2011 (as amended, the “Note Purchase Agreement”): (i) the $60.0 million aggregate outstanding principal of notes issued April 21, 2011 and due April 21, 2018, (ii) the $40.0 million aggregate outstanding principal of notes issued March 17, 2014 and due March 17, 2021, and (iii) the $60.0 million aggregate outstanding principal of notes issued November 5, 2015 and due November 5, 2022. In addition, the Company may incur additional senior note indebtedness in an aggregate amount not to exceed $250.0 million. The Credit Facility replaces the Company’s prior $420.0 million credit facility dated June 15, 2012 with Bank of America, N.A., as agent, as amended, which is attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 18, 2012 and the terms of which are described therein. All obligations outstanding under the prior credit agreement as of the date of the Credit Facility were repaid with the proceeds of the Credit Facility on March 31, 2016, and the lenders’ commitments under the prior credit agreement were terminated simultaneously.

The Credit Facility contains customary covenants limiting the Company’s ability to, among other things, incur liens, make investments, incur indebtedness, merge or consolidate with others or dispose of assets, pay dividends or distributions, redeem or repurchase Company stock, change the nature of its business, and enter into transactions with affiliates. In addition, the Credit Facility contains financial covenants requiring the Company to not: (1) permit the Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Facility) as of the end of any fiscal quarter to be less than 2.50 to 1.00; (2) permit the Consolidated Leverage Ratio (as defined in the Credit Facility) at any time during any period of four consecutive fiscal quarters to be greater than 2.75 to 1.00; and (3) permit the Tangible Net Worth (as defined in the Credit Facility) as of the end of any fiscal quarter of the Company to be less than the sum of (i) $246,103,400 plus (ii) 25% of the Company’s Consolidated Net Income (as defined in the Credit Facility) (but only if a positive number) for each fiscal quarter ended subsequent to December 31, 2011 plus (iii) 90% of the net cash proceeds from the issuance of the Company’s capital stock after December 31, 2011.

The lenders may, subject to various customary cure rights of the Company, require the immediate payment of all amounts outstanding under the Credit Facility if (1) the Company fails to pay the amounts under the Credit Facility when due; (2) the Company or any of the Guarantors (as defined below) fails to comply with its various covenants and agreements related to the Credit Facility; (3) the Company or any of the Guarantors makes incorrect or misleading representations and warranties in the documents relating to the Credit Facility; (4) the Company, any of the Guarantors (as defined below) or any of the Company’s Material Subsidiaries (as defined in the Credit Facility) defaults with respect to debt obligations in excess of $10,000,000, or such debt obligations may be declared payable earlier than their stated maturity; (5) the Company or any of its subsidiaries is subject to an insolvency proceeding, makes an assignment of the benefit of creditors, appoints a receiver or takes similar action; (6) the Company or any of its subsidiaries becomes subject to (a) final judgments or orders for payment of money that exceed $10,000,000 in the aggregate or (b) non-monetary final judgments that have, or could reasonably be expected to have, a material adverse effect; (7) the Company incurs liability with respect to certain benefit plans which result or could reasonably be expected to result in payments in excess of $10,000,000; (8) the loan documentation related to the Credit Facility ceases to be in full force and effect; or (9) any Change of Control (as defined in the Credit Facility) of the Company occurs.

In connection with the Credit Facility, certain of the Company’s U.S. subsidiaries, Mobile Modular Management Corporation, Enviroplex, Inc. and Adler Tank Rentals, LLC (the “Guarantors”), entered into a guaranty in favor of Bank of America, N.A., as Administrative Agent, dated March 31, 2016 (the “Guaranty”), whereby such subsidiaries guarantee the full payment of all the obligations of the Company to Bank of America, N.A., MUFG Union Bank, N.A., Wells Fargo Bank, N.A., U.S. Bank, N.A. and any other lenders under the Credit Facility. Each of the Company’s domestic subsidiaries shall, upon its becoming a Material Subsidiary, be required to become a party to the Guaranty.

The foregoing descriptions of the Credit Facility and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The Credit Facility and the Guaranty have been included to provide information regarding their terms and are not intended to provide any other factual information about the Company or the Guarantors. The Credit Facility contains representations and warranties that the Company and the Guarantors have made to the lenders, which are qualified by information in confidential disclosure schedules that the Company has provided to the lenders in connection with the Credit Facility. The information in those disclosure schedules modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Facility and, accordingly, the representations and warranties made in the Credit Facility and the Guaranty should not be relied on as characterizations of the actual state of facts at the time they were made or otherwise.

A copy of the Company’s press release announcing the Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Credit Facility Letter Agreement and Credit Line Note

On March 31, 2016, the Company entered into a credit facility letter agreement with MUFG Union Bank, N.A. (the “Credit Facility Letter”) and a credit line note in favor of MUFG Union Bank, N.A. (the “Credit Line Note”), which provide for a $12.0 million line of credit facility related to its cash management services (“Sweep Service Facility”). The Sweep Service Facility matures on the earlier of March 31, 2021, or the date that the Company ceases to utilize MUFG Union Bank, N.A. for its cash management services. The Sweep Service Facility replaces the Company’s prior $10.0 million sweep service facility, dated as of June 15, 2012, the documentation for which is attached as Exhibits 10.3 and 10.4 to the Current Report on Form 8-K filed by the Company on June 18, 2012 and the terms of which are described therein.

As provided in the Credit Line Note for the Sweep Service Facility, in addition to other events of default described therein, an occurrence of an event of default under the Credit Facility also constitutes an event of default under the Sweep Service Facility.

The foregoing description of the Credit Facility Letter and the Credit Line Note do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Credit Agreement dated as of March 31, 2016 among the Company, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and The Other Lenders Party thereto.

10.2	Guaranty dated as of March 31, 2016 among certain domestic subsidiaries of the Company in favor of Bank of America, N.A., in its capacity as the administrative agent for the Lenders.

10.3	$12,000,000 committed Credit Facility Letter Agreement between the Company and MUFG Union Bank, N.A., dated as of March 31, 2016.

10.4	$12,000,000 Credit Line Note, dated March 31, 2016, in favor of MUFG Union Bank, N.A.

99.1	Press Release of McGrath RentCorp, dated March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McGRATH RENTCORP

Dated: April 5, 2016	By:	/s/ Keith E. Pratt
Keith E. Pratt Senior Vice President and Chief Financial Officer

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